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                                                                  Exhibit 10.13


                  ASH OWNERSHIP INTERESTS ASSIGNMENT AGREEMENT


         THIS ASH OWNERSHIP INTERESTS ASSIGNMENT AGREEMENT (this "AGREEMENT") is made and entered into as of July __, 2004, by and among Ash Foothills Investors, LLC, an Arizona limited liability company ("AFI"), Bruce Ash ("BRUCE") and Paul Ash ("PAUL") and Feldman Equities of Arizona, L.L.C., an Arizona limited liability company ("FEA"; and together with its designees, "ASSIGNEE").

                                    RECITALS

         WHEREAS, AFI is the owner of a membership interest ("MEMBERSHIP INTEREST") in Foothills Mall Investors LLC, an Arizona limited liability company ("FMI"), pursuant to the Operating Agreement for FMI, entered into on or about April 9, 2002, (as amended, the "OPERATING AGREEMENT");

         WHEREAS, Bruce is the owner of 245 shares of stock in Feldman Mall Partner Inc., an Arizona corporation ("MALL PARTNER"), and 245 shares of stock in Feldman Pads Partner, Inc., an Arizona corporation ("PADS PARTNER"), such shares are hereinafter described as the "BRUCE STOCK";

         WHEREAS, Paul is the owner of 245 shares of stock in Mall Partner and 245 shares of stock in Pads Partner, such shares are hereinafter described as the "PAUL STOCK";

         WHEREAS, FMI is the sole limited partner and Pads Partner is the sole general partner in Feldman Foothills Pads LP ("PADS LP");

         WHEREAS, Pads LP is the sole limited partner and Mall Partner is the sole general partner in Feldman Foothills Mall LP ("MALL LP");

         WHEREAS, Mall LP is the sole member of Foothills Mall LLC, a Delaware limited liability company doing business in the State of Arizona as Foothills Mall Tucson LLC ("MALL OWNER");

         WHEREAS, FEA and AFI are the only members of FMI and, upon consummation of the transaction contemplated by this Agreement, FMI will be wholly-owned by Assignee;

         WHEREAS, Assignee intends to acquire ("FELDMAN STOCK ACQUISITION") (a) the shares of stock owned by Lawrence Feldman in Mall Partner and/or Pads Partner; (b) Mall Partner and/or Pads Partner; and/or (c) all or substantially all of the assets of Mall Partner and/or Pads Partner, in each case by separate agreements so that, upon consummation of such acquisition and the transaction contemplated by this Agreement, Mall Partner and Pads Partner (or all or substantially all of their assets) will be wholly-owned by Assignee;

         WHEREAS, Mall Owner owns the parcel of real property known as Foothills Mall located in Pima County, Arizona as more fully described on EXHIBIT A attached to this Agreement and incorporated herein by this reference (the "REAL PROPERTY");

         WHEREAS, Feldman Equities Operating Partnership LP, a Delaware limited partnership (the "OPERATING PARTNERSHIP"), a member of FEA, Feldman Mall Properties, Inc., a Maryland corporation (the "REIT") and/or their respective affiliates (collectively, the "FORMATION PARTIES"), are in the process of conducting a reorganization in which, among other things, the one or more Formation Parties will, directly and/or through wholly-owned subsidiaries, acquire interests in certain [JOINT VENTURES FROM THIRD PARTIES AND JOINT VENTURE PARTNERS OF ITS AFFILIATES - IS THIS STILL THE CASE?] (such reorganization and all transactions related thereto, including the acquisition of the Feldman Stock Acquisition and the contribution by the Formation Parties to Assignee of certain of the proceeds of the IPO, the "FORMATION TRANSACTIONS");


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         WHEREAS, contemporaneously with or on or about the completion of the
Formation Transactions, the REIT will conduct an underwritten initial public offering of its shares of common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (such underwritten initial public offering, the "IPO"); and

         WHEREAS, subject to the completion of the Formation Transactions and the IPO, FEA desires to acquire the Membership Interest, the Bruce Stock and the Paul Stock, and AFI, Paul and Bruce desire to assign, convey and transfer to FEA the Membership Interest, the Bruce Stock and the Paul Stock (collectively, the "ASH OWNERSHIP INTERESTS"), free and clear of all liens, security interests, prior assignments or conveyances, conditions, special assessments, and encumbrances whatsoever and all other defects or imperfections in title (collectively, "ENCUMBRANCES"), in accordance with the terms and subject to the conditions, and for the consideration, specified in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. CONTRIBUTION OF ASH OWNERSHIP INTERESTS; EFFECTIVE DATE. Ash, Bruce and Paul (individually a "TRANSFEROR" and collectively the "TRANSFERORS") agree to transfer, convey and assign to FEA, and FEA agrees to accept the contribution, transfer, conveyance and assignment of, the Ash Ownership Interests, pursuant to the terms and conditions set forth in this Agreement. On the Closing Date (as hereinafter defined), the Transferors shall contribute, transfer, convey and assign to FEA the Ash Ownership Interests, free and clear of all Encumbrances. The Transferors acknowledge that, following the Closing (hereinafter defined), the Transferors will have no further right, title or interest of any nature (including as a member, shareholder, officer, director, manager or otherwise) in or to any of Mall Owner, Mall LP, Mall Partner, Pads LP, Pads Partner, FMI, or FEA (collectively, the "OWNERSHIP ENTITIES"), any assets of any of the Ownership Entities (including without limitation any reserve funds held by any lender for any of the Ownership Entities), or the Real Property.

         2. CONSIDERATION. The aggregate consideration for which the Transferors agree to transfer, convey and assign the Ash Ownership Interests to Assignee is the total sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (the "AGGREGATE CONSIDERATION VALUE"). The Aggregate Consideration Value is allocable among the Transferors and each Transferor's portion of the Ash Ownership Interests being transferred by such Transferor as set forth on EXHIBIT B to this Agreement. On the Closing Date, the Aggregate Consideration Value shall be paid by Assignee by delivering an amount, in cash, by wire transfer of immediately available funds to an account to be designated in writing by the Transferor's Agent (as hereinafter defined) at least five (5) days prior to the Closing Date [JLB TO CONFIRM TIMING] on behalf of each Transferor, equal to each Transferor's pro rata share of the Aggregate Consideration Value set forth next to each such Transferor's name on EXHIBIT B to this Agreement to the Transferors. Notwithstanding the foregoing, FEA and AFI acknowledge that Additional Capital Contributions and/or Member Loans (as such terms are defined in the Operating Agreement) may be required under Section 2.2 of the Operating Agreement prior to the Closing; in such event,

                  A. if AFI makes an Additional Capital Contribution or Member Loan, then


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                           (i) the Aggregate Consideration Value payable under
this Agreement shall be increased by the principal amount (without any preferred return or interest) of the Additional Capital Contribution(s) or Member Loan(s) made by AFI to FMI; and

                           (ii) the amount payable to AFI as set forth on
EXHIBIT B shall be increased by such amount and the respective percentages allocating the Aggregate Consideration Value shall be appropriately adjusted.

                  B. if Assignee makes an Additional Capital Contribution on behalf of AFI pursuant to Section 2.2(b)(i) of the Operating Agreement or if Assignee makes a Member Loan on behalf of AFI pursuant to Section 2.2(b)(ii) of the Operating Agreement, then

                           (i) the Aggregate Consideration Value payable under
this Agreement shall be decreased by the sum of (x) the principal amount of such Additional Capital Contribution(s) and Member Loan(s) and (y) simple interest on the principal amount of such Additional Capital Contribution(s) and Member Loan(s) at a rate of fifteen percent (15%) per annum from the date contributed or advanced until the Closing; and

                           (ii) the amount payable to AFI as set forth on
EXHIBIT B shall be decreased by such amount and the respective percentages allocating the Aggregate Consideration Value shall be appropriately adjusted.

                  C. all Additional Capital Contributions and Member Loans made by AFI shall be part of the Ash Ownership Interests.

[CONSIDER: DECREASING AGGREGATE CONSIDERATION VALUE TO THE EXTENT OF ANY DISTRIBUTIONS MADE WITH RESPECT TO CAPITAL EVENTS AND TO THE EXTENT THEY EXIST, SUSPENDING ANY EXIT RIGHTS (BUY/SELL, CALLS/PUTS, ETC.)]

         3. TERM OF AGREEMENT. If the Closing does not occur by January 31, 2005, (the "TERMINATION DATE"), this Agreement shall be deemed terminated and shall be of no further force and effect and neither FEA nor any Transferor shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement. Notwithstanding the foregoing, if the Formation Parties are then actively pursuing the IPO, FEA may, at its sole option, extend the Termination Date to April 30, 2005.

         4. ADDITIONAL COVENANTS AND AGREEMENTS FROM THE TRANSFERORS.

                  A. Each of the Transferors hereby designates and appoints AFI as the transferors' agent (the "TRANSFERORS' AGENT") and designates AFI as his agent and attorney-in-fact to take all actions and execute all documentation on his or her behalf and in his or her name that it deems necessary or advisable to effect the transactions contemplated by this Agreement.

                  B. Each of the Transferors hereby acknowledges and agrees that none of Assignee, the REIT, the Operating Partnership nor any of their respective affiliates is responsible for the distribution or allocation of the Aggregate Consideration Value to the Transferors and that none of them shall have any obligation whatsoever to the Transferors once the Aggregate Consideration Value is delivered by the Operating Partnership to the Transferors' Agent.


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                  C. Each of the Transferors hereby acknowledges and agrees that
Assignee may rely on all written directions and instructions of the Transferors' Agent as if such directions and instructions were given directly by the individual Transferors.

         5. ACCEPTANCE CERTIFICATE. From the date hereof until Closing, Assignee shall have the right to determine in its good faith whether the Real Property is suitable and satisfactory Assignee's intended use of the Real Property. Assignee shall notify the Transferors in writing, on or before the Closing, that Assignee intends to proceed with the acquisition of the Ash Ownership Interests (such writing referred to herein as the "ACCEPTANCE CERTIFICATE").

         6. SURVEY AND TITLE MATTERS.

                  A. Title Insurance. Promptly after the date hereof, Assignee may order, at its option, at its sole cost and expense, current title insurance commitment for a policy (ALTA) of owner's title insurance and a copy of all exceptions referred to therein (the "TITLE COMMITMENT") form a title insurance company selected by Assignee ("TITLE COMPANY"). The Title Commitment shall irrevocably obligate the Title Company to issue an ALTA Title Insurance Policy in the full amount of the Aggregate Consideration Value or such other amount as determined by Assignee (the "TITLE POLICY"), which Title Policy shall insure Mall Owner's fee simple title to the Real Property. Assignee will also order, at its sole cost and expense, customary UCC, judgment and bankruptcy searches on the Transferors, the Mall Owner, the Mall Partner, the Mall LP, the Pads Partner, the Pads LP, FMI and the Real Property (collectively, the "SEARCHES").

                  B. Survey. Assignee may order, at its option, at its sole cost and expense, an ALTA survey of the Real Property ("SURVEY"). The legal description of the Real Property set forth in the Survey shall be substituted for the description of the Real Property set forth herein and such substituted legal description shall be used in other documents, if applicable, to be delivered by the Transferors to Assignee or the Title Company at Closing.

                  C. Title and Survey Objection. Prior to Closing, Assignee shall provide the Transferors with notice of any matters set forth in the Title Commitment, Survey or the Searches which are unacceptable to Assignee. Any matters set forth in the Title Commitment, Survey or the Searches to which Assignee does not object, or which have been waived or cured shall be referred to collectively herein as the "PERMITTED EXCEPTIONS." The Transferors may elect to have such unacceptable exceptions removed from the Title Commitment or to have such unacceptable exceptions cured to the reasonable satisfaction of Assignee and the Title Company or surveyor, if applicable. In the event the Transferors, at their discretion, fail or determine not to cure any such unacceptable exceptions before Closing, Assignee shall either (i) waive Assignee's objection to said unacceptable exceptions and consider said unacceptable exceptions Permitted Exceptions or (ii) terminate this Agreement. Notwithstanding anything to the contrary contained in this Section or any other provision in this Agreement, the Transferors shall be obligated to cure, satisfy or obtain affirmative title insurance (which affirmative title insurance shall be reasonably acceptable to Assignee) with regard to any and all Monetary Objections (as hereinafter defined) and any other encumbrance, exception or matter first appearing of record after the date hereof as a result of or arising by, through or under the voluntary action or voluntary inaction of the Transferors, and if not so addressed by the Transferors, Assignee may use the proceeds of the Aggregate Consideration Value at Closing for such purpose. For purposes of this Agreement, the term "MONETARY OBJECTION" shall mean (a) any mortgage, deed to secure debt, deed of trust, assignment of leases and rents, negative pledge, financing statement or similar security instrument encumbering all or any part of the Real Property and/or the Ash Ownership Interests, (any mechanic's, materialmen's, broker's or similar lien), (b) the lien for ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Real Property which are delinquent, and (c) any final unappealable judgment of record against the Transferors in the county or other applicable jurisdiction in which the Real Property is located.


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         7. CLOSING DATE AND CLOSING PROCEDURES AND REQUIREMENTS.

                  A. Closing Date. The "CLOSING DATE" or "CLOSING" of this Agreement and the completion of the acquisition of the Ash Ownership Interests by FEA shall be on or before sixty (60) days after the closing of the IPO or such earlier date as FEA may specify by notice to the Transferors not less than three business days in advance of the Closing. Closing shall take place at the offices of the Title Company or at such other place as the parties hereto may agree upon and shall be coordinated and conducted with the Title Company. However, Closing shall not occur unless each and every condition to (i) Assignee's obligations, more specifically set out and otherwise enumerated in
Section 12 of this Agreement and (ii) the Transferors' obligations, more specifically set out and otherwise enumerated in Section 13 of this Agreement, has been satisfied or waived.

                  B. Conveyance of Title and Delivery of Closing Documents. On the Closing Date, (A) the Transferors shall have delivered (i) all documents and items required by this Agreement or reasonably requested by a party to facilitate the consummation of the transaction contemplated hereunder, and (ii) a non-foreign status affidavit pursuant to Section 1445 of the Code, in a form reasonably acceptable to FEA, duly executed by the Transferors, and (B) the parties hereto shall have submitted to the Title Company any other documents reasonably required by the Title Company for Closing. The Transferors must provide such undertakings as the Title Company may require to issue the Title Policy to Assignee.

                  C. Payment of Aggregate Consideration Value at Closing and Interest Assignment. On the Closing Date, Assignee shall transfer the Aggregate Consideration Value to the Transferors' Agent pursuant to Section 2 of this Agreement. Simultaneously with the delivery of the Aggregate Consideration Value, each Transferor will transfer, convey, assign and deliver to Assignee good and valid title in and to the Transferor's portion of the Ash Ownership Interests held by such Transferor, in each case, free and clear of all Encumbrances, by executing and delivering to Assignee (i) in the case of AFI, a member interest transfer agreement substantially in the form of EXHIBIT C attached to this Agreement and (ii) in the case of Bruce and Paul, a stock interest transfer agreement substantially in the form of EXHIBIT D attached to this Agreement, together with the originals of all stock certificates issued in respect of the Bruce Stock and Paul Stock, in each case endorsed in favor of Assignee in a manner reasonably acceptable to Assignee.

                  D. Closing Costs. The Transferors shall, at Closing, pay any sales or use, transfer or similar tax payable by virtue of the transfer and contribution or deemed transfer or contribution of personal property, any real estate transfer and transaction taxes and levies relating to the transfer and contribution of the Ash Ownership Interests including, without limitation, the revenue or documentary stamps, transfer tax or similar tax, title insurance premiums for standard coverage (including any fees for title examination), and one-half of any escrow fees. FEA agrees to pay for the cost of all inspections, including environmental site assessments and the Survey, the cost of any extended title coverage or special endorsements, and one-half of any escrow fees. Each party shall pay its own attorneys' fees and costs. All other costs incurred at Closing shall be borne by the parties in accordance with the custom in the county where the Real Property is located, as determined by the Title Company, unless otherwise specified in this Agreement.


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                  E. Risk of Loss. If all or any portion of the Real Property is taken, or becomes subject to a pending taking, by eminent domain, or is conveyed in lieu thereof, or if Mall Owner or any Transferor receives notice of any rezoning of the Real Property, Assignee shall have the right and option to terminate this Agreement by providing the Transferors with written notice at any time after its receipt of written notification from the Transferors of any such occurrence. If Assignee elects not to terminate this Agreement, then, as of the Closing, the Transferors shall deliver to Assignee the amount of any award or other proceeds on account of such taking or conveyance which have been actually paid to the Transferors prior to the Closing Date as a result of such taking or conveyance (less all costs and expenses, including, without limitation, attorneys' fees and costs, incurred by the Transferors as of the Closing Date in obtaining payment of such award or proceeds or in repairing or restoring the Real Property) and, to the extent such award or proceeds have not been delivered to the Transferors, the Transferors shall assign to Assignee at Closing (without recourse to the Transferors) the rights of the Transferors to, and Assignee shall be entitled to receive and retain, all awards for the taking of the Real Property or any portion thereof or conveyance in lieu thereof (less the costs and expenses described above in this Section to the extent not previously paid to the Transferors out of the award or proceeds for the applicable taking or conveyance in lieu thereof).

         8. REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS. Each Transferor hereby makes the following representations and warranties (in each case on his or her own behalf and not on the part of or with respect to any other Transferor), each of which is material and being relied upon by Assignee, each and every one of which is true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct, and complete as of the Closing Date:

                  A. Organization. AFI is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Arizona.

                  B. Authority. Each Transferor has the right, power and authority to enter into and deliver this Agreement and to perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance by each such Transferor of its respective obligations hereunder require no further action or approval of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of each such Transferor in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Without limitation of the foregoing, AFI has obtained any consents of members or other approvals, if any, required under the terms of the Operating Agreement.

                  C. Ownership.

                           (i) Each Transferor owns its portion of the Ash
Ownership Interests as stated in the Recitals, beneficially and of record, free and clear of any and all Encumbrances. Except for this Agreement, such Transferor has not granted any options, warrants, or rights to subscribe to, securities, member interests, rights or obligations convertible into or exchangeable for or given any right to subscribe for or participate in the profits of all or any portion of its portion of the Ash Ownership Interests. AFI has not previously assigned, transferred, conveyed, encumbered, or liened any portion of the Membership Interest. At Closing, upon consummation of the transactions contemplated hereby, Assignee will acquire the entire legal and beneficial interest in all of such Transferor's portion of the Ash Ownership Interests, free and clear of any and all Encumbrances;

                           (ii) the Transferors are the only owners of the Ash
Ownership Interests;

                           (iii) no Transferor has granted any other person or
entity an option to purchase or a right of first refusal upon the Ash Ownership Interests, or any portion thereof or any direct or indirect interest therein nor are there any agreements or understandings between any Transferor and any other person or entity with respect to the disposition of the Ash Ownership Interests or any portion thereof;


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                           (iv) no Transferor has received any notice, and has
no knowledge, that Mall Owner or the Real Property or any portion or portions thereof is or will be subject to or affected by any special assessments, whether or not presently a lien thereon;

                           (v) no Transferor has any knowledge of any latent
defects or adverse facts that exist with respect to the physical condition of the Real Property which have not been specifically disclosed in writing to FEA, including, without limitation, adverse soil conditions;

                           (vi) no Transferor has assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the Real Property, excluding leases with tenants in the ordinary course of business, or in the Ash Ownership Interests; and

                           (vii) no Transferor has any knowledge or notice that
any present default or breach exists under any mortgage or other encumbrance encumbering the Real Property or any covenants, conditions, restrictions, rights-of-way or easements which may affect the Real Property or any portion or portions thereof. No Transferor has received any notices from governmental or regulatory, authorities pertaining to violation of law or governmental regulations with respect to the Real Property.

                  D. Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by such Transferor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, partnership agreement, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to (i) such Transferor or the Ash Ownership Interests or (ii) to the Transferors' knowledge, any of the Ownership Entities or the Real Property.

                  E. Litigation. To each Transferor's knowledge, there is no action, suit, or proceeding, pending or threatened, against or affecting any of the Ownership Entities, such Transferor, the Ash Ownership Interests or the Real Property in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement; (ii) could materially and adversely affect the business, financial position, or results of operations of Mall Owner or such Transferor; (iii) could materially and adversely affect the ability of such Transferor to perform its obligations hereunder, or under any document to be delivered pursuant hereto; (iv) could create a lien on the Ash Ownership Interests or the Real Property, any part thereof, or any interest therein; or (v) could materially and adversely affect any of the Ownership Entities or the Ash Ownership Interests or the Real Property, any part thereof, or any interest therein.

                  F. No Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by such Transferor has been obtained or will be obtained on or before the Closing Date.


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                  G. Reliance. In engaging in this transaction, none of the
Transferors are relying upon any representations made to it by Assignee, or any of its partners, officers, employees, affiliates or agents that are not contained in this Agreement.

                  H. Tax Matters. Each Transferor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of
(i) the transfer of such Transferor's portion of the Ash Ownership Interests to FEA and the receipt of proceeds therefor and (ii) any other transaction contemplated by this Agreement. Each Transferor further represents and warrants that it has not relied on Assignee or Assignee's representatives or counsel for such tax advice.

                  I. Bankruptcy with Respect to Ownership Entities or Transferors. No Act of Bankruptcy has occurred with respect to any of the Ownership Entities or any Transferor. As used herein, "ACT OF BANKRUPTCY" shall mean if any of the Ownership Entities or any Transferor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors,
(iv) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (v) be adjudicated bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (viii) take any entity action for the purpose of effecting any of the foregoing.

                  J. Brokerage Commission. No Transferor has engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by any Transferor. Each Transferor hereby agrees to indemnify and hold Assignee and its employees, directors, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

                  K. Further Representations and Warranties. Each of the following statements is true, correct and complete as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct and complete as of the Closing Date:

                           (i) Ownership Entities' Operations. The Ownership
Entities were formed for the purpose of owning and holding the Real Property. Since the date of their formation, the Ownership Entities have not owned or held any material assets other than the Real Property, except those assets that are included in the Real Property and those immaterial assets that were used or disposed of in the ordinary course of business of the Ownership Entities in operating and maintaining the Real Property. Since the date of formation, none of the Ownership Entities have operated or conducted any other trade or business other than the ownership and management of the Real Property.

                           (ii) Liabilities; Indebtedness. None of the
Transferors has incurred any indebtedness related to the Real Property or the Ash Ownership Interests, or any portion thereof. None of the Transferors have entered into any agreements, contracts or other obligations of any nature on behalf of any of the Ownership Entities (all authority for such actions being vested in other owners).


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

                           (iii) Environmental Conditions. Transferor has not
received and to Transferor's knowledge none of the Ownership Entities has received any notice of the presence or release of any substance that is regulated under any Environmental Laws (as defined below) as a hazardous or extremely hazardous solid waste, chemical, pesticide, pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons including but not limited to friable or damaged asbestos, asbestos-containing materials, polychlorinated biphenyls, solvents and waste oil, any "hazardous substance" as defined under CERCLA (as defined below) and any "hazardous waste" as defined under RCRA (as defined below) or comparable state or local law (collectively and individually, "HAZARDOUS SUBSTANCES") that would cause the Real Property to be in violation of any applicable Environmental Laws and that remains uncured, nor has such Transferor received written notice that the Real Property is not in compliance with applicable Environmental Laws.

         For the purposes of this Section 8, "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations and rules, guidelines, court orders, judicial or administrative decrees, arbitration awards and the common law, which pertain to the protection of the environment, soil, water, air, flora and fauna, or health and safety matters, as such have been amended, modified or supplemented from time to time (including all amendments thereto and reauthorizations thereof). "ENVIRONMENTAL LAWS" include, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation and disposal of Hazardous Substances; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) releases; (iv) protection of endangered species, wetlands or natural resources; (v) the operation and closure of underground storage tanks;
(vi) health and safety of employees and other persons; and (vii) notification and reporting requirements relating to the foregoing. Without limiting the above, "ENVIRONMENTAL LAWS" also includes the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), as amended ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss.ss. 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), as amended; (vi) the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), as amended; (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above; and (viii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing any of the above.

                           (iv) No Continuing Obligations. None of the
Transferors and to Transferor's knowledge none of the Ownership Entities is a party to any contract with any governmental or regulatory authority or any person pursuant to which any of the Ownership Entities or any of the Transferors have any indemnity or other continuing obligation with respect to (i) the remediation or investigation of any condition resulting from the treatment, storage, or release of Hazardous Substances; or (ii) any actual or potential non-compliance with Environmental Laws.

                           (v) Compliance With Laws. No Transferor has received
and to the Transferors' knowledge none of the Ownership Entities has received any written notice or proceedings relating to the revocation or modification of any certificates, authorities or permits issued by any state or federal agencies or bodies necessary to conduct the business to be conducted by any of the Ownership Entities which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Real Property any of the Ownership Entities. No Transferor has received and to the Transferors' knowledge none of the Ownership Entities has received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act or any restrictive covenants or other easements, encumbrances or agreements, relating to the Real Property, which remains uncured and would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of the Ownership Entities or the Real Property.

                           (vi) Condemnation and Moratoria. To Transferors'
knowledge, there are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of the Real Property; (ii) no pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Real Property; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Real Property. To Transferors' knowledge, no portion of the Real Property is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within any of the Real Property.

                  L. Representations True and Correct. In the event that changes occur as to any material information, documents or exhibits referred to in this Agreement, of which any Transferor has knowledge, such Transferor will immediately disclose the same to Assignee when first available to such Transferor; and, in the event of any such material change, Assignee may, at its election, terminate this Agreement.

         9. REPRESENTATIONS AND WARRANTIES OF FEA. FEA hereby makes the following representations and warranties, each of which is material and being relied upon by each Transferor, are true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date) and will be true, correct, and complete as of the Closing Date:

                  A. Organization and Authority. FEA is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Arizona, and has full limited liability company right, power, and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance by FEA of its obligations hereunder have been duly authorized by all requisite action of FEA and require no further action or approval of FEA's members, directors, officers, managers or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of FEA in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  B. Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by FEA has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its operating agreement, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to FEA.

                  C. Litigation. To FEA's knowledge, there is no action, suit, or proceeding, pending or threatened, against or affecting FEA in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which in any manner raises any question affecting the validity or enforceability of this Agreement or could materially and adversely affect the ability of FEA to perform its obligations under this Agreement, or under any document to be delivered pursuant to this Agreement.

                  D. Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by FEA has been obtained or will be obtained on or before the Closing Date.

                  E. Brokerage Commission. FEA has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by FEA. FEA hereby agrees to indemnify and hold each Transferor harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

                  F. Representations True and Correct. In the event that changes occur as to any material information, documents or exhibits referred to in this Agreement, of which FEA has knowledge, FEA will immediately disclose the same to the Transferors when first available to FEA; and, in the event of any such material change, the Transferors may, at their election, terminate this Agreement if such change materially adversely affects Transferors.

         10. COVENANTS.

                  A. Tax Covenants. Each Transferor (or, if such Transferor is not a natural person, any beneficial owners of such Transferor) shall provide Assignee with such cooperation and information with respect to taxes relating to the Ownership Entities or any of the Ash Ownership Interests or the Real Property as reasonably requested by Assignee and shall cooperate with Assignee with respect to its filing of tax returns. Assignee shall promptly notify the applicable Transferor in writing upon receipt by Assignee or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments relating to any Transferor, the Ownership Entities or any part of the Ash Ownership Interests or the Real Property and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of Assignee or any of its affiliates, in each case which may affect the liabilities for taxes of such Transferor with respect to any tax period ending on or before the Closing Date. Each Transferor (or, if such Transferor is not a natural person, any beneficial owners of such Transferor) shall promptly notify Assignee in writing upon receipt by such Transferor or its beneficial owners, as applicable, of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to any of the Ownership Entities or any part of the Ash Ownership Interests or the Real Property. Assignee and each Transferor or its beneficial owners, as applicable, may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that such Transferor or its beneficial owners, as applicable, shall have the right to control the conduct of any such audit or proceeding or portion thereof for which such Transferor (or its beneficial owners) has acknowledged liability (except as a partner of Assignee) for the payment of any additional tax liability, and Assignee shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither Assignee nor any Transferor (or, if such Transferor is not a natural person, any beneficial owners of such Transferor) may settle or otherwise resolve any such claim, suit to proceeding which could have an adverse tax effect on the other party or its owners without the consent of the other party, such consent not to be unreasonably withheld. Each Transferor (or, if such Transferor is not a natural person, any beneficial owners of such Transferor) and Assignee shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

                  B. Conduct of Business. Each Transferor (or, if such Transferor is not a natural person, any beneficial owner of such Transferor) agrees and covenants that, up to the time of Closing, such Transferor shall not take any action that is not consistent with the operation of the business relating to the Real Property in the usual, regular and ordinary manner consistent with prior practice. No distribution may be made to any Transferor pursuant to the Operating Agreement, unless such distribution is made in accordance with past practice and is disclosed to Assignee.

         11. WAIVERS, SURRENDER OR ASSIGNMENT OF RIGHTS UNDER ASH OWNERSHIP INTERESTS. As of the Closing Date, each Transferor surrenders, waives or to the extent assignable, assigns to Assignee all rights and benefits otherwise afforded to such Transferor under the Ash Ownership Interests (including the Operating Agreement) or the Real Property including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution of its interest (including its portion of the Ash Ownership Interests) in any of the Ownership Entities or the Real Property to Assignee.

         12. CONDITIONS PRECEDENT TO ASSIGNEE'S OBLIGATIONS. Assignee's obligation to perform any obligations provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

                  A. Assignee shall have delivered the Acceptance Certificate to the Transferors.

                  B. The obligations of each Transferor contained in this Agreement to be performed by them shall have been duly performed by them on or before the Closing Date and the Transferors shall not have breached any of their representations, warranties, covenants or agreements contained herein.

                  C. Concurrently with the Closing, each Transferor shall have executed and delivered to Assignee the documents required to be delivered pursuant to this Agreement.

                  D. Each Transferor shall have obtained and delivered to FEA any consents or approvals of any Governmental Entity (as defined below) or third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated by this Agreement. As used herein, the term "GOVERNMENTAL ENTITY" means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  E. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

                  F. There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, financial condition, results of operations or prospects of any of the Real Property or the Ownership Entities.

                  G. The Title Company shall be irrevocably committed to issuing the Title Policy upon Closing insuring ownership of the Real Property in the name of Mall Owner or its nominee or assignee in the amount equal to the Aggregate Consideration Value, or such other amount as determined by FEA in accordance with Section 6 hereof, subject only to Permitted Exceptions.

                  H. The Real Property shall not have been materially affected by any legislative or regulatory change, or any fire, flood, accident or other adverse event that would prohibit Assignee from using any part of the Real Property for Assignee's intended purpose.

                  I. There shall be no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the Ash Ownership Interests, any of the Ownership Entities, or any part of the Real Property or any portion or portions thereof in any material way, or relating to or arising out of the ownership of the Ownership Entities or the Real Property, in any court or before or by a federal, state, county, municipal department, commission, board, bureau, or agency or other governmental instrumentality.

                  J. The Formation Transactions and the IPO shall have been completed.

                  Any or all of the foregoing conditions may be waived by FEA in its sole and absolute discretion.

         13. CONDITIONS TO THE TRANSFEROR'S OBLIGATIONS. Each Transferor's obligation to perform any obligations provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

                  A. The representations, warranties and covenants of FEA contained in this Agreement shall be true and correct as of the Closing Date.

                  B. The obligations of FEA contained in this Agreement to be performed by it shall have been duly performed by it on or before the Closing Date and FEA shall not have breached any of its covenants or agreements contained herein.

                  C. FEA shall have delivered the Acceptance Certificate to the Transferors.

                  D. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigations or governmental proceeding seeking such an order shall be pending or threatened.

                  Any or all of the foregoing conditions may be waived by the Transferors in their sole and absolute discretion.

         14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDY FOR BREACH.

                  A. Subject to Section 15 hereof, all representations and warranties of the Transferors and FEA in this Agreement shall survive the Closing for a period of one year after the Closing Date.

                  B. Notwithstanding anything to the contrary in this Agreement, except as otherwise provided in Section 16 hereof with respect to Assignee's right to obtain an injunction, neither the Transferors nor FEA shall be liable under this Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations or in any agreement or exhibit delivered by any of them pursuant thereto, other than pursuant to
Section 15 of this Agreement.

         15. INDEMNIFICATION.

                  A. Transferor's Indemnity. Each Transferor hereby jointly and severally agrees to indemnify and hold Assignee and its direct and indirect members, shareholders, partners, directors, officers, employees, trustees, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which they may suffer or incur by reason of any breach of such Transferor's representations or warranties contained in this Agreement and any exhibit or attachment to this Agreement.

                  B. FEA's Indemnity. FEA hereby agrees to indemnify and hold the Transferors and their respective direct and indirect members, shareholders, partners, directors, officers, employees, trustees, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which they may suffer or incur by reason of any breach of FEA's representations or warranties contained in this Agreement and any exhibit or attachment to this Agreement.

                  C. Limitation Period. Notwithstanding the foregoing, any claim for indemnification under this Section 15 must be asserted in writing, stating the nature of such claim and the basis for indemnification therefore within one year after the Closing. If so asserted in writing within one year after the Closing, such claims for indemnification shall survive until resolved by mutual agreement between the Transferors and FEA or by judicial determination.

         16. INJUNCTIONS. Each Transferor agrees that irreparable damage would occur to Assignee in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Assignee shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by such Transferor and to enforce specifically the terms and provisions hereof in any federal or state court (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which Assignee is entitled under this Agreement or otherwise at law or in equity.

         17. INTENTIONALLY OMITTED.

         18. SUCCESSORS AND ASSIGNS. The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, receivers, trustees, successors and permitted assigns.

         19. GOVERNING LAW. This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Arizona.

         20. THIRD PARTY BENEFICIARY. Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

         21. SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision and to execute any amendment, consent, or agreement deemed necessary or desirable by Assignee to effect such replacement.

         22. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                 If to the Transferors:   c/o Mr. Bruce Ash
                                          2026 E. Prince Road
                                          Tucson, AZ  85719
                                          Facsimile: ________________

                                          with a copy to:
                                          Ted H. Hinderaker, Esq.
                                          2401 East Speedway
                                          Tucson, Arizona 85719-4735
                                          Facsimile:  520-881-6775

                 If to Assignee:          Feldman Equities of Arizona, L.L.C.
                                          3225 North Central Avenue, Suite 1205
                                          Phoenix, Arizona 85012
                                          Attention: Lawrence Feldman
                                          Facsimile:  602-277-7774

                                          with a copy to:
                                          Jeffrey Erhart, Esq.
                                          Van Wagner, Erhart & Hubbard, LLP
                                          649 North Third Avenue
                                          Phoenix, Arizona 85012
                                          Facsimile:  602-254-5942

         All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery or refusal, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt or refusal (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto in accordance with this Section.

         23. WEEKENDS, HOLIDAYS, ETC. If the time period by which any right, option or election provided for under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which Closing must be held, expires on a day which is a Saturday, Sunday, or official federal or a state holiday for the States of Arizona or New York, then such time period shall be automatically extended through the close of business on the next business day.

         24. FURTHER ASSURANCES. From time to time, at either party's request, whether on or after Closing, and without further consideration, the other party shall execute and deliver any further instruments of conveyance and take such other actions as the requesting party may reasonably require to complete more effectively the transfer of the Ash Ownership Interests to Assignee.

         25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         26. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, together with all exhibits attached hereto or referred to herein, contain all representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement and exhibits hereto. This Agreement may only be modified or amended upon the written consent of each party hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

TRANSFERORS:

Ash Foothills Investors, LLC,
an Arizona limited liability company
                                              ________________________________
                                              Bruce Ash
By: _____________________________

Name: ___________________________
                                              ________________________________
Title: __________________________             Paul Ash


FEA:

Feldman Equities of Arizona, L.L.C.,
an Arizona limited liability company


_________________________________
Lawrence Feldman, Manager

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT B

                      ALLOCATION OF AGGREGATE CONSIDERATION
                             VALUE AMONG TRANSFERORS


                                  Percentage of Aggregate    Amount of Aggregate
Transferor:                       Consideration Value        Consideration Value

Ash Foothills Investors, LLC               ___%                 $__________
Bruce Ash                                  ___%                 $__________
Paul Ash                                   ___%                 $__________

Total                                      100%                 $4,500,000.00

                                    EXHIBIT C

                        MEMBERSHIP INTEREST TRANSFER FORM

                                    EXHIBIT D

                               STOCK TRANSFER FORM